Exhibit 99.2

PAVMED ANNOUNCES PRICING OF FIRM COMMITMENT COMMON STOCK OFFERING

NEW YORK (January 19, 2018) – PAVmed Inc. (Nasdaq: PAVM, PAVMW) (“PAVmed”), a highly differentiated, multiproduct medical device company, today announced the pricing of its previously announced underwritten public offering of 2,415,278 shares of its common stock at a price to the public of $1.80 per share. In addition, PAVmed has granted the underwriters of the offering a 45-day option to purchase up to 362,292 additional shares of its common stock to cover overallotments, if any.

Net proceeds from the sale by PAVmed of the shares after underwriting discounts, commissions, and other offering expenses are expected to be approximately $3.9 million (not including the overallotment option). PAVmed plans to use the net proceeds for working capital and other general corporate purposes. The offering is subject to customary closing conditions and is expected to close on January 23, 2018.

Dawson James Securities, Inc. is acting as the sole underwriter of the offering.

The offering is being made pursuant to a shelf registration statement (File No. 333-220549) declared effective by the Securities and Exchange Commission on October 6, 2017. A preliminary prospectus supplement relating to the offering has been filed, and a final prospectus supplement relating to the offering will be filed, with the Securities and Exchange Commission. The securities may be offered only by means of a written prospectus forming a part of the effective registration statement. When available, copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained from the Securities and Exchange Commission at http://www.sec.gov, or from Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, mmaclaren@dawsonjames.com or toll free at 866.928.0928.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, the shares of common stock. PAVmed will not, and has been advised by the underwriters that they and their affiliates will not, sell any of the shares of common stock in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About PAVmed

PAVmed Inc. is a highly differentiated, multiproduct medical device company employing a unique business model designed to advance products from concept to commercialization much more rapidly and with significantly less capital than the typical medical device company. This proprietary model enables PAVmed to pursue an expanding pipeline strategy with a view to enhancing and accelerating value creation. PAVmed’s diversified pipeline of products address unmet clinical needs, have attractive regulatory pathways and market opportunities and encompass a broad spectrum of clinical areas including carpal tunnel syndrome (CarpX™), interventional radiology (PortIO™ and NextCath™), pediatric ear infections (DisappEAR™) medical infusions (NextFlo™ and NextCath™), and tissue ablation and cardiovascular intervention (Caldus™). The Company intends to further expand its pipeline through engagements with clinician innovators and leading academic medical centers. For further information, please visit www.pavmed.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, the Company’s ability to complete the Offer; volatility in the price of the Company’s common stock; the uncertainties inherent in research and development, including the cost and time required advance our products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from our preclinical studies; whether and when our products are cleared by regulatory authorities; market acceptance of our products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market any of its products. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA, “Risk Factors,” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Reports on Form 10-Q filed by us after our most recent Annual Report. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts

Investors

LHA Investor Relations

Kim Sutton Golodetz

(212) 838-3777

kgolodetz@lhai.com

Media

PAVmed Inc.

212-949-4319

info@pavmed.com

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